SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 20, 2007

Date of Report (Date of Earliest Event Reported)

DUPONT FABROS TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-33748	20 - 8718331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1212 New York Avenue, N.W., Suite 900

Washington, D.C. 20005

(Address of Principal Executive Offices) (Zip Code)

(202) 728-0044

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

With respect to the Construction Loan Agreement that was entered into, the information disclosed below under Item 2.03 is incorporated by reference into this item.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 20, 2007, Tarantula Ventures LLC (the “Borrower”), a wholly owned subsidiary of DuPont Fabros Technology, L.P. (the “Operating Partnership”), which serves as the operating partnership of DuPont Fabros Technology, Inc. (the “Company”), entered into a construction loan (the “Loan”) with KeyBank National Association to pay for the development of the first phase of a wholesale data center facility in Elk Grove Village, Illinois, which we refer to as CH1. The maximum principal amount of the Loan cannot exceed approximately $148.9 million.

Under its terms, the Loan (i) matures on December 20, 2009, subject to a one-year extension option, (ii) requires monthly installments of interest only up to and including the maturity date, at which time, the Borrower must pay the outstanding principal balance, all accrued and unpaid interest and any other amounts due under the Loan, and (iii) may be prepaid, in whole or in part, without prepayment penalty, subject to certain breakage fees. Until the maturity date, the Borrower may use loan disbursements to pay all the then accrued interest. Accordingly, interest may accrue and be capitalized into the principal loan balance. The Loan bears interest at the “adjustable base rate,” which is the rate per annum equal to the greater of (i) KeyBank’s prime rate or (ii) 0.5% in excess of the federal funds rate, except with respect to portions of the Loan for which the Borrower elects a LIBOR rate option, in which case such portions of the Loan will bear interest at a rate equal to LIBOR plus 2.25%.

The Loan includes certain customary covenants and also provides for customary events of default, including failure to pay a sum due, the occurrence of a material adverse effect to CHI, Borrower or the Operating Partnership, and the occurrence of a change of control. Upon the occurrence of an event of default under the Loan, the lender may accelerate the obligation and declare amounts outstanding to be immediately due and payable, may withhold disbursements and may take possession of the property.

Borrower and the Operating Partnership have provided a completion and repayment guaranty. In connection with its entry into the Construction Loan Agreement, the Company repaid approximately $28.0 million to retire the existing outstanding indebtedness on CH1.

From time to time, the Company has had customary commercial banking relationships with KeyBank. Additionally, the Company has had investment banking relationships with affiliates of KeyBank.

The foregoing does not purport to be a complete description of the terms of the Loan and is qualified in its entirety by reference to the Construction Loan Agreement and the Guaranty, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Construction Loan Agreement, by and between Tarantula Ventures LLC and KeyBank National Association, dated as of December 20, 2007.

10.2	Guaranty by DuPont Fabros Technology, L.P. for the benefit of KeyBank National Association, dated as of December 20, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUPONT FABROS TECHNOLOGY, INC.

December 21, 2007	/s/ Steven G. Osgood
Steven G. Osgood
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Construction Loan Agreement, by and between Tarantula Ventures LLC and KeyBank National Association, dated as of December 20, 2007.

10.2	Guaranty by DuPont Fabros Technology, L.P. for the benefit of KeyBank National Association, dated as of December 20, 2007.